                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                      OF
                         NATIONAL MORTGAGE CORPORATION

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of
Incorporation:

                                  ARTICLE ONE
                                     NAME
                                     ----

     The name of the corporation shall be: NATIONAL MORTGAGE CORPORATION.

                                  ARTICLE TWO
                                    PURPOSE
                                    -------

     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under state law.

                                 ARTICLE THREE
                                   DURATION
                                   --------

     The Corporation shall have perpetual existence.

                                 ARTICLE FOUR
                                 CAPITAL STOCK
                                 -------------

     The number of authorized shares of capital stock of the Corporation is sixty-two thousand (62,000), of which fifty thousand (50,000) shares shall be Common Stock, each share having a par value of $0.01, and of which twelve thousand (12,000) shares shall be Preferred Stock with a par value, or no par value, to be determined at the time of issuance of the related series. Upon issuance, all shares shall be fully paid and nonassessable, and the private property of the shareholders shall not be liable for corporate debts.

     The following is a description of each of said different classes of stock, and a statement of the preferences, limitations, voting rights and relative rights in respect of the shares of each such class:

     A. The Board of Directors shall have authority, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares which shall constitute such series and the following relative rights and preferences of the shares of each series so established:

          1. the annual or other periodic dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

          2. the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

          3. the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

          4. the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

          5. the extent of the voting powers, if any, of the shares of such series;

          6. the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

          7. whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and

          8. any other preferences and relative, optional or other special rights, and qualifications, limitations or restrictions of such preferences or rights, of shares of such series not fixed and determined by law or in this Article Four.

     B. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Stock shall not be considered to constitute different classes of shares for the purpose of voting by classes except as otherwise fixed by the Board of Directors with respect to any series at the time of the creation thereof.

     C. So long as any shares of Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock, if at the time of making such declaration, payment or distribution the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of Preferred Stock.

     D. Shares of any series of Preferred Stock that have been redeemed or otherwise reacquired by the Corporation (whether through the operation of a sinking fund, upon conversion or otherwise) shall have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued as a part of such series (unless prohibited by the articles of amendment creating such series) or of any other series of Preferred Stock. Shares of

Common Stock that have been reacquired by the Corporation shall have the status of authorized and unissued shares of Common Stock and may be reissued.

     E. Subject to the provisions of any applicable law or of the By-laws of the Corporation as from time to time amended with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, and except as otherwise provided by law or in resolutions of the Board of Directors establishing any series of Preferred Stock pursuant to the provisions of paragraph A of this Article Four, the holders of outstanding shares of Common Stock of the Corporation shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock of the Corporation being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

     F. No holder of shares of stock of any class of the Corporation shall, as such holder, have any right to subscribe for or purchase (1) any shares of stock of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of stock of any class, whether or not such shares of stock, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (2) any other security of the Corporation that shall be convertible into, or exchangeable for, any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes, whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of stock of any class of the Corporation, or any of them, any such shares of stock, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.

     G. Restrictions on Transfer. The Corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its stock, or any interest therein, that it may from time to time issue, provided that such restrictions shall be set forth upon the face or back of the certificates evidencing such shares.

     H. Subject to the provisions hereof and except as otherwise provided by law, shares of stock of any class of the Corporation, and rights and options to acquire such shares, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     I.   Series I Preferred Stock.  There is hereby established a series of the
          ------------------------
Corporation's authorized Preferred Stock, to be designated as the "Series I Preferred Stock," with a par value of $1 per share. The designation and number, and relative rights, preferences and limitations of the Series I Preferred Stock, insofar as not already fixed by any other provision of these Articles of Incorporation, shall be as follows:

          SECTION 1.    Designation and Number of Shares.  The shares of such
                        --------------------------------
     series shall be designated as "Series I Preferred Stock" (the "Series I Preferred Stock"), par value $1 per share. The number of shares initially constituting the Series I Preferred Stock shall be 2,100.

          SECTION 2.    Dividends and Distributions.
                        ---------------------------
          (a) Dividends. The holders of the outstanding shares of the Series I Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative preferential cash dividends accruing at an annual rate equal to 8.00% per annum multiplied by the Liquidation Preference (as defined in subsection 5(a) hereof) attributable to such shares, based upon a 360-day year consisting of four equal quarterly calendar accrual periods (except that the last accrual period with respect to any shares shall terminate on the date that such shares are retired), payable in arrears on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 1997 (each, a "Payment Date"); provided, however, that if such date shall not be a Business Day, then the Payment Date shall be the next succeeding Business Day. Dividends shall accrue from July 1, 1997 for the first Payment Date. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not less than 10, nor more than 30, days preceding the Payment Dates therefor, as shall be fixed by the Board of Directors. A dividend may only be declared and paid to the extent (i) the Corporation has sufficient funds legally available to pay such dividend as described in Section 7-106-401(3) of the Colorado Business Corporation Act (the "Act") or any successor provision and (ii) at the time such dividend is declared, there exists no uncured and unwaived "Default" under, and as defined in, the Amended and Restated Loan and Security Agreement (the "Warehouse Agreement"), dated as of June 30, 1997, between the Corporation, as borrower, and Greenwich Capital Financial Products, Inc., as lender, the Residual and Working Capital Financing Agreement (the "Residual Agreement"), dated as of June 30, 1997, among the Corporation, as borrower, and ContiTrade Services L.L.C. ("Conti") and Greenwich Capital Markets, Inc. ("Greenwich"), as lenders, and the Subordinated Debt Agreement (the "Subordinated Debt Agreement," and, together with the Warehouse Agreement and the Residual Agreement, the "Financing Agreements"), dated as of June 30, 1997, between the Corporation, as borrower, and Conti, as lender.

          (b) Dividend Accrual and Accumulation. To the extent the accrued dividend on the Series I Preferred Stock for any quarterly accrual period are not paid on the related Payment Date, such dividend shall accumulate from the Payment Date first following the quarterly period for which it accrued, and accordingly shall be considered accrued dividends for each successive Payment Date until paid. Dividends shall accrue in each quarter regardless of whether there shall be funds legally available for the payment thereof and regardless of whether such dividends are declared. Notwithstanding the foregoing, dividends shall only accrue on the Series I Preferred Stock for any quarter to the extent the Corporation has earnings for that quarter at least equal to the amount of such dividend. Accumulated dividends shall not bear interest.

          SECTION 3.    Certain Restrictions on Dividends on Common Stock and
                        -----------------------------------------------------
     Other Stock.
     -----------

          Whenever quarterly dividends or other dividends or distributions payable on the Series I Preferred Stock (including, without limitation, amounts to which the holders of the Series I Preferred Stock are entitled pursuant to Sections 5 and 6 below), thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Preferred Stock outstanding and all other amounts to which the holders of the Series I Preferred Stock are entitled pursuant to these Articles shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preferred Stock including, without limitation, the Common Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock, except dividends paid ratably on the Series I Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preferred Stock; provided that the Corporation may at any time redeem,
                           --------
          purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preferred Stock.

          SECTION 4.    Voting Provisions.
                        -----------------

          (a) Except as otherwise provided in Section 4(b), the holders of the Series I Preferred Stock shall not have any voting rights other than those required by Colorado law.

          (b) So long as any shares of Series I Preferred Stock are outstanding, the Corporation shall not amend any of the provisions of its Articles of Incorporation or undertake any other action (1) to authorize or create any shares of stock ranking senior to, or on a parity with, the Series I Preferred Stock as to dividends or as to distributions in the event of the Corporation's liquidation, dissolution or winding up, or (2) altering or changing the rights, preferences or limitations of the Series I Preferred Stock so as to affect such rights, preferences or limitations adversely without, in either case, approval by the affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of Series I Preferred Stock, voting together as a single voting group.

          SECTION 5.    Liquidation, Dissolution or Winding Up.
                        --------------------------------------

          (a) Rights upon Dissolution. The holders of Series I Preferred Stock shall be entitled to receive, out of the Corporation's assets that remain after full satisfaction of all creditors' valid claims and that are available for payment to shareholders, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series I Preferred Stock in respect of distributions, upon the Corporation's liquidation, dissolution or winding up, liquidating distributions in an amount equal to $2,100,000.00 (the "Liquidation Preference") plus all dividends accrued and unpaid to the date fixed for distribution, and no more. If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series I Preferred Stock are not paid in full, the holders of the Series I Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which the holders of Series I Preferred Stock are entitled as provided by the foregoing provisions of this subsection, the holders of Series I Preferred Stock shall not be entitled to any future right or claim to any of the remaining assets of the Corporation.

          (b) Merger or Consolidation Not Deemed Liquidation. Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 5.

          SECTION 6.    Redemption.
                        ----------

          (a) Rights to Call for Redemption. With the prior written consent of Conti and Greenwich until repayment (or conversion into common stock, in the case of the subordinated debt issued under the Subordinated Debt Agreement) of all amounts owing to the lenders under the Financing Agreements, and at any time after such repayment or conversion, the Corporation shall have the right to call any or all of the outstanding shares of Series I Preferred Stock for redemption by providing notice thereof as set forth in Section 7(a). Upon such call, the Corporation shall deliver to the holders thereof in exchange for each such share called for redemption, the sum of $1,000 plus all dividends accrued and unpaid thereon to the date fixed for redemption. If fewer than all the outstanding shares of Series I Preferred Stock are to be redeemed, the shares of Series I Preferred Stock to be redeemed shall be selected by the Corporation from the outstanding shares of Series I Preferred Stock by lot or pro rata, or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

          (b) Redemption Procedure. Upon payment of the redemption price against delivery of the shares to be redeemed, or upon deposit in trust of the redemption price with a bank in Denver, Colorado on or before the redemption date, together with irrevocable instructions to such bank to pay the redemption price against delivery of the shares to be redeemed, such shares shall be deemed no longer outstanding for any purpose, and all rights with respect to such shares shall thereupon cease, except only the right of the holders of the certificates for such shares to receive the redemption price out of the funds so deposited.

          (c)  Redemption at Option of Holders.  At any time after the later of
     (i) five years after the issuance of the Series I Preferred Stock or (ii) repayment (or conversion into common stock, in the case of the subordinated debt issued under the Subordinated Debt Agreement) of all amounts owing to lenders under the Financing Agreements, any holder of Series I Preferred Stock shall have the option, upon written notice to the Corporation, to demand that the Corporation repurchase the shares held by such holder for a price per share equal to $1,000 plus all dividends accrued and unpaid thereon to the date fixed for redemption, which shall be specified in such notice and shall be not less than 30 days following the date of such notice. Upon receipt of such demand from any holder of Series I Preferred Stock, the Corporation shall repurchase such holder's shares on the date fixed for redemption in the demand notice, for the price per share specified above.

          SECTION 7.    Miscellaneous.
                        -------------

          (a) Notices. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation stating the payment date or dates when, and the place or places where, the amounts distributable to the holders of shares of Series I Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by overnight courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed as the case may be, not less than 20 days prior to any payment date stated in that notice, to each holder of shares of Series I Preferred Stock, at the address shown for such holder on the books of the Corporation. Any holder of Series I Preferred Stock may give notice as above provided to the Corporation at the office of its registered agent in Colorado.

          (b) No Pre-emptive Rights. Holders of the Series I Preferred Stock shall not have any preferential right to acquire any authorized shares of stock that the Corporation proposes to issue, or any bonds, debentures or other securities, rights, warrants or options convertible into stock of the Corporation or carrying any right to purchase shares of stock in accordance with their proportionate equity in the Corporation.

                                 ARTICLE FIVE
                             OFFICE OF CORPORATION
                             ---------------------

     The principal office and principal place of business of the Corporation is located at Harlequin Plaza, Suite 330S, 7600 East Orchard Road, Englewood, Colorado 80111-4943. The Board of Directors may, however, from time to time, establish such other principal place or places of business, offices, branches, subsidiaries or divisions or such other place or places of business within or without the state of Colorado as it deems advisable. The address of the Corporation's registered office in Colorado for the purpose of the Colorado Business Corporation Act is Plaza Tower One, Suite 1200, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111. The name of the Corporation's registered agent for the purpose of the Act is Howard J. Glicksman.

                                  ARTICLE SIX
                                   DIRECTORS
                                   ---------

     The affairs of the Corporation shall be governed by a Board of Directors. The number of Directors shall be fixed by the Bylaws of the Corporation, but shall be not less than three unless the number of Directors shall at least be equal to the number of stockholders. The organization and conduct of the Board shall be in accordance with the following:

     A. Directors of the corporation need not be residents of Colorado nor holders of shares of the Corporation's stock.

     B. Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the By-Laws of the Corporation. Attendance of a Director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of business, and the majority act of the Directors of the Corporation at a meeting of the Board of Directors shall constitute an act of the Board of Directors.

     C. By resolution adopted by a majority of the number of Directors at any time constituting the Board of Directors, the Board of Directors may designate one (1) or more Directors to constitute an Executive Committee which shall have and may exercise to the extent permitted by law or in such resolution all of the authority of the Board of Directors in their management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibilities imposed on it or him by law.

     D. Any vacancy in the Board of Directors, however caused, may only be filled by the majority vote of all the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     E. The Board of Directors may, from time to time and to the extent permitted by law and by the other provisions of these Articles of Incorporation, authorize a distribution to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, of a portion of the corporate assets, in cash or property.

     F.   Cumulative voting for Directors shall not be permitted.

                                 ARTICLE SEVEN
                                   OFFICERS
                                   --------

     The officers of the Corporation shall consist of those stated in the Corporation's minutes and as later amended from time to time and as authorized by the Bylaws of the Corporation. Each shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the Corporation. Any two or more offices may be held by the same person.

                                 ARTICLE EIGHT
                                    BYLAWS
                                    ------

     The Board of Directors shall have the power to make and adopt Bylaws for the government of the Corporation not inconsistent with the laws of the State of Colorado for the purpose of regulating and carrying on the business of the Corporation; and the Board of Directors by majority vote from time to time may change, alter or amend the Bylaws as may be beneficial to the interests of the Corporation.

                                 ARTICLE NINE
                             SHAREHOLDER MEETINGS
                             --------------------

     Meetings of the shareholders of the Corporation shall be held at such places within or without the State of Colorado and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the shareholders of the Corporation may be called by the President of the Corporation or by the Board of Directors or the Executive Committee. At any meeting of the shareholders, except to the extent otherwise provided by the Bylaws or by law, a quorum shall consist of a majority of the outstanding shares entitled to vote at the meeting; and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereat shall be the act of the shareholders.

                                  ARTICLE TEN
                      INTEREST OF DIRECTORS IN CONTRACTS
                      ----------------------------------

     Any contract or other transaction between the Corporation and one (1) or more of its Directors, between the Corporation and any firm of which one (1) or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation and association of which one (1) or more of its Directors are shareholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding his or their participation in such action, if the provisions of
Section 7-108-501 of the Act (or any successor provision) are complied with in respect of such transaction.

                                ARTICLE ELEVEN
                    INDEMNIFICATION OF OFFICERS, DIRECTORS,
                             EMPLOYEES AND AGENTS
                          AND LIMITATION OF LIABILITY
                          ---------------------------

     A. To the fullest extent permitted by the Act, each Director and each Officer shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed on or asserted against him or her (including amounts paid in settlement) by reason of having been such Director or Officer or by reason of having served at the request of the Corporation as director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him or her in connection therewith, except in relation to matters as to which he or she shall have been finally adjudged liable by reason of his or her willful misconduct or a knowing violation of criminal law in the performance of his or her duty as such Director or Officer. The determination that the indemnification under this paragraph is permissible shall be made as provided by law. The right of indemnification provided hereby shall not be exclusive of any other rights to which any Director or Officer may be entitled.

     B. To the fullest extent permitted by the Act, the Directors shall bear no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as director.

     C. The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

     D. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section B or C of this Article.

     E. The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section B if the applicant furnishes the Corporation:

          (a) a written statement of his good faith belief that he has met the standard of conduct described in Section B; and

          (b) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

     The undertaking required by paragraph (b) of subsection 1 of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

     F. To the fullest extent permitted by the Act, the Corporation shall indemnify any person not specified in Section A or B of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee of the Corporation, or is or was serving at the request of the Corporation as director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any other person not specified in Section A or B of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an agent of the

Corporation, or is or was serving at the request of the Corporation as an agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is grated in Section B. The provisions of Sections C through E this Article shall be applicable to any indemnification provided pursuant to this Section F.

     G. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     H. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the State of Colorado.

     I. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                ARTICLE TWELVE
                                  AMENDMENTS
                                  ----------

     Except to the extent prohibited from doing so by Article Four hereof, the Corporation expressly reserves the right to amend or restate these Articles of Incorporation and to alter, change or repeal any provision contained herein in any manner now or hereafter permitted as provided by the Act, as amended from time to time, and the rights of all shareholders are expressly made subject to such power of amendment.

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

     IN WITNESS WHEREOF, I have hereunto set my hand this 31st day of July, 1997.

                                        NATIONAL MORTGAGE CORPORATION



                                        By:___________________________
                                           President



                                        And By:_______________________
                                               SECRETARY

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

STATE OF COLORADO    )
                     ) SS.
COUNTY OF ARAPAHOE   )

     The foregoing instrument was acknowledged before me, in the County of Arapahoe, State of Colorado, this ___th day of July 1997, by Steven B. Chotin, as President and Helen M. Dickens, as Secretary, of National Mortgage Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of July, 1997.



                                   _____________________________________
                                   Notary Public



     My commission expires _____________________

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